Exhibit 10.5

FORM OF EXCHANGE AGREEMENT

EXCHANGE AGREEMENT (the “Agreement”), dated as of                      , 2008, among KKR & Co. L.P., KKR Management Holdings L.P., KKR Fund Holdings L.P. and KKR Holdings L.P.(1)

WHEREAS, this Agreement governs the terms and conditions for the exchange of certain Group Partnership Units for Common Units, on the terms and subject to the conditions set forth herein;

WHEREAS, the right to exchange Group Partnership Units set forth in Section 2.1(a) below, once exercised, represents a several, and not a joint and several, obligation of the Group Partnerships (on a pro rata basis), and no Group Partnership shall have any obligation or right to acquire Group Partnership Units issued by another Group Partnership;

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I.
DEFINITIONS

Section 1.1                                      Definitions.

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Agreement” has the meaning set forth in the preamble of this Agreement.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in the Cayman Islands and New York, New York are authorized or required by law to close.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Unit” means a partnership interest in the Issuer representing a fractional part of the partnership interests in the Issuer of all limited partners of the Issuer having

(1)     To the extent that it is ultimately determined that KKR Holdings L.P. will not hold a direct interest in the Issuer, this agreement will be modified to reflect the appropriate entity.

the rights and obligations specified with respect to Common Units in the Issuer Partnership Agreement.

“Exchange” has the meaning set forth in Section 2.1(a) of this Agreement.

“Exchange Rate” means the number of Common Units for which a Group Partnership Unit is entitled to be exchanged.  On the date of this Agreement, the Exchange Rate shall be 1 for 1, which Exchange Rate shall be subject to modification as provided in Section 2.4.

“Group Partnership I” means KKR Management Holdings L.P., a Delaware limited partnership, and any successor thereto.

 “Group Partnership I General Partner” means KKR Management Holdings Corp., a Delaware corporation and the general partner of Group Partnership I, and any successor thereto.

“Group Partnership II” means KKR Fund Holdings L.P., a Cayman limited partnership, and any successor thereto.

“Group Partnership II General Partners” means the Issuer and KKR Fund Holdings GP Limited, a Cayman limited company, as general partners of Group Partnership II, and any successor thereto.

 “Group Partnership Agreements” means, collectively, the Amended and Restated Limited Partnership Agreement of Group Partnership I and the Amended and Restated Limited Partnership Agreement of Group Partnership II (and the partnership agreement then in effect of any future partnership designated as a Group Partnership), as each may be amended, supplemented or restated from time to time.

“Group Partnership General Partners” means, collectively, Group Partnership I General Partner and Group Partnership II General Partners (and the general partner of any future partnership designated as a Group Partnership).

“Group Partnership Unit” means, collectively, one partnership unit in each of Group Partnership I and Group Partnership II (and any future partnership designated as a Group Partnership) issued under its respective Group Partnership Agreement.

“Group Partnerships” means, collectively, Group Partnership I and Group Partnership II (and any future partnership designated as a Group Partnership).

“Issuer” means KKR & Co. L.P., a limited partnership formed under the laws of the State of Delaware, and any successor thereto.

“Issuer General Partner” means KKR Management LLC, a limited liability company formed under the laws of the State of Delaware, and any successor thereto.

“Insider Trading Policy” means the Insider Trading Policy of the Issuer applicable to the directors and executive officers of its general partner, as such insider trading policy may be amended, supplemented or restated from time to time.

“Issuer Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership of the Issuer to be dated substantially concurrently with the consummation of the KPE Transaction, as such agreement of limited partnership may be amended, supplemented or restated from time to time.

“KKR Holdings” means KKR Holdings L.P., a limited partnership formed under the laws of the Cayman Islands, and any successor thereto.

“KKR Holdings Affiliated Person” means each Person that is as of the date of this Agreement or becomes from time to time (i) a general partner or a limited partner of KKR Holdings pursuant to the terms of the KKR Holdings Partnership Agreement or (ii) a general partner, limited partner or holder of any other type of equity interest of any Person included in clause (i) above.

“KKR Holdings Partnership Agreement” means the Amended and Restated Limited Partnership Agreement of KKR Holdings, as amended, supplemented or restated from time to time.

“KPE” means KKR Private Equity Investors, L.P., a Guernsey limited partnership.

“KPE Transaction” means the transaction contemplated in the Purchase and Sale Agreement.

“Person” means an individual, corporation, limited liability company, partnership, joint venture, trust, estate, unincorporated organization, association (including any group, organization, co-tenanacy, plan, board, council or committee), government (including a country, state, county, or any other governmental or political subdivision, agency or instrumentality thereof) or other entity (or series thereof).

“Purchase and Sale Agreement” means the purchase and sale agreement among the Partnership, KPE and the other parties thereto, dated July 27, 2008.

 “Quarter” means, unless the context requires otherwise, a fiscal quarter of the Issuer.

“Quarterly Exchange Date” means, unless the Issuer cancels such Quarterly Exchange Date pursuant to Section 2.9 hereof, the date that is the later to occur of either: (1) the second Business Day after the date on which the Issuer makes a public news release of its quarterly earnings for the prior Quarter or (2) the first day of each Quarter that directors and executive officers of the Issuer’s general partner are permitted to trade under the Insider Trading Policy.

“Sale Transaction” has the meaning set forth in Section 2.9 of this Agreement.

“Transfer Agent” means such bank, trust company or other Person as shall be appointed from time to time by the Issuer pursuant to the Issuer Partnership Agreement to act as registrar and transfer agent for the Common Units.

ARTICLE II.
EXCHANGE OF GROUP PARTNERSHIP UNITS

Section 2.1                                      Exchange of Group Partnership Units.

(a)                                  Subject to adjustment as provided in this Article II, to the provisions of the Group Partnership Agreements and the Issuer Partnership Agreement and to the provisions of Section 2.2 hereof, KKR Holdings or a KKR Holdings Affiliated Person shall be entitled on any Quarterly Exchange Date to surrender Group Partnership Units held by KKR Holdings or a KKR Holdings Affiliated Person to the Group Partnerships in exchange for either (at the option of the Group Partnerships) (i) the delivery by the Group Partnerships of a number of Common Units equal to the product of the number of Group Partnership Units surrendered multiplied by the Exchange Rate or (ii) cash in an amount equal to the fair market value of Common Units KKR Holdings or a KKR Holdings Affiliated Person would receive pursuant to (i) above (any such exchange, an “Exchange”); provided that any such exchange is for a minimum of the lesser of [1,000] Group Partnership Units or all of the Group Partnership Units held by KKR Holdings. Simultaneous with any such Exchange pursuant to clause (i) above (without duplication of any units otherwise issued in connection with contributions under the partnership agreements of the Group Partnership not being conducted under this Exchange Agreement), each Group Partnership shall issue a number of its Group Partnership Units to its respective Group Partnership General Partner equal to the product of the number of Group Partnership Units surrendered to such Group Partnership multiplied by the Exchange Rate. Any election by the Group Partnerships to deliver cash to KKR Holdings or a KKR Holdings Affiliated Person, as the case may be, pursuant to (ii) above, shall be subject to the prior approval of the conflicts committee of the board of directors of the Issuer General Partner.

(b)                                 Where KKR Holdings or a KKR Holdings Affiliated Person has exercised its right to surrender its Group Partnership Units to the Group Partnerships for an Exchange, the Group Partnership General Partners shall have a superseding right to acquire such interests for an amount of cash or Common Units (at the option of the Group Partnership General Partners) equal to the amount of cash or Common Units that would be received pursuant to an Exchange.

(c)                                  On the date Group Partnership Units are surrendered for Exchange, all rights of KKR Holdings or a KKR Holdings Affiliated Person as holder of such Group Partnership Units shall cease, and KKR Holdings or such KKR Holdings Affiliated Person shall be treated for all purposes as having become the Record Holder (as defined in the Issuer Partnership Agreement) of such Common Units and shall be admitted as a Limited Partner (as defined in the Issuer Partnership Agreement) of the Issuer in accordance and upon compliance with Section 10.2 of the Issuer Partnership Agreement.

(d)                                 At the time Group Partnership Units are surrendered for Exchange, KKR Holdings shall assign its rights together with its obligations hereunder in connection with an

Exchange to each KKR Holdings Affiliated Person beneficially owning such Group Partnership Units.

(e)                                  For the avoidance of doubt, any Exchange of Group Partnership Units shall be subject to the provisions of the Group Partnership Agreements.

Section 2.2                                      Exchange Procedures.

(a)                                  KKR Holdings or a KKR Holdings Affiliated Person may exercise the right to Exchange Group Partnership Units set forth in Section 2.1(a) above by providing to each Group Partnership General Partner and the Issuer a written notice of Exchange, substantially in the form of Exhibit A hereto, at least sixty (60) days prior to the applicable Quarterly Exchange Date or within such shorter period of time as may be agreed by the parties hereto. Such notice shall be duly executed by such holder or such holder’s duly authorized attorney in respect of the Group Partnership Units to be Exchanged and delivered during normal business hours at the principal executive offices of the Group Partnership General Partners and the Issuer.

(b)                                 Each KKR Holdings Affiliated Person beneficially owning the Group Partnership Units that are subject to Exchange pursuant to Section 2.1(a) above shall execute a written assignment and acceptance agreement with respect to such Group Partnership Units, substantially in the form of Exhibit B hereto, prior to such Exchange, which assignment and acceptance agreement shall be delivered during normal business hours at the principal executive offices of KKR Holdings.

(c)                                  As promptly as practicable following the surrender for Exchange of Group Partnership Units in the manner provided in this Article II, the Group Partnerships shall deliver or cause to be delivered at the principal executive offices of the Issuer or at the office of the Transfer Agent the number of Common Units issuable upon such Exchange, issued in the name of KKR Holdings or its designee.

(d)                                 The Group Partnerships may adopt reasonable procedures for the implementation of the exchange provisions set forth in this Article II, including, without limitation, procedures for the giving of notice of an election for Exchange.

Section 2.3                                      Blackout Periods and Ownership Restrictions. Notwithstanding anything to the contrary, KKR Holdings or a KKR Holdings Affiliated Person shall not be entitled to Exchange Group Partnership Units, and the Issuer and the Group Partnerships shall have the right to refuse to honor any request for Exchange of Group Partnership Units, (i) at any time or during any period if the Issuer or the Group Partnerships shall determine, based on the advice of counsel (which may be inside counsel), that there may be material non-public information that may affect the trading price per Common Unit at such time or during such period or (ii) if such Exchange would be prohibited under applicable law or regulation.

Section 2.4                                      Splits, Distributions and Reclassifications.  The Exchange Rate shall be adjusted accordingly if there is: (1) any subdivision (by split, distribution, reclassification, recapitalization or otherwise) or combination (by reverse split, reclassification, recapitalization or otherwise) of the Group Partnership Units that is not accompanied by an identical subdivision or combination of the Common Units; or (2) any subdivision (by split, distribution, reclassification, recapitalization or otherwise) or combination (by reverse split, reclassification, recapitalization or otherwise) of the Common Units that is not accompanied by an identical subdivision or combination of the Group Partnership Units. In the event of a reclassification or other similar transaction as a result of which the Common Units are converted into another security, then KKR Holdings shall be entitled to receive upon Exchange the amount of such security that KKR Holdings would have received if such Exchange had occurred immediately prior to the effective date of such reclassification or other similar transaction. Except as may be required in the immediately preceding sentence, no adjustments in respect of distributions shall be made upon the Exchange of any Group Partnership Unit.

Section 2.5                                      Common Units to be Issued.  The Issuer covenants that if any Common Units require registration with or approval of any governmental authority under any U.S. federal or state law before such Common Units may be issued upon Exchange pursuant to this Article II, the Issuer shall use commercially reasonable efforts to cause such Common Units to be duly registered or approved, as the case may be. The Issuer shall use commercially reasonable efforts to list the Common Units required to be delivered upon Exchange prior to such delivery upon each national securities exchange or inter-dealer quotation system upon which the outstanding Common Units may be listed or traded at the time of such delivery. Nothing contained herein shall be construed to preclude the Issuer or the Group Partnerships from satisfying their obligations in respect of the Exchange of the Group Partnership Units by delivery of Common Units which are held in the treasury of the Issuer or the Group Partnerships or any of their subsidiaries.

Section 2.6                                      Taxes.  The delivery of Common Units upon Exchange of Group Partnership Units shall be made without charge to KKR Holdings or a KKR Holdings Affiliated Person for any stamp or other similar tax in respect of such issuance.

Section 2.7                                      Restrictions. The provisions of Section 7.06 of the Group Partnership Agreements shall apply, mutatis mutandis, to any Common Units issued upon Exchange of Group Partnership Units; and the provisions of Section 7.04 of the Group Partnership Agreements shall permit Transfers of Common Units issued upon Exchange of Group Partnership Units to the same extent as Exchange Transactions (as defined in the Group Partnership Agreements) with respect to Group Partnership Units may be permitted under such provisions. In each case, the provisions of Sections 7.04 and 7.06 of the Group Partnership Agreements shall apply in the aggregate to Group Partnership Units and Common Units received in Exchange for Group Partnership Units held by KKR Holdings or a KKR Holdings Affiliated Person or Limited Partner (as defined in the Issuer Partnership Agreement) of the Issuer.

Section 2.8                                      Disposition of Common Units Issued.  KKR Holdings covenants to cause any KKR Holdings Affiliated Person receiving Common Units as a result of an Exchange under this Agreement (i) to use reasonable best efforts to sell or otherwise dispose of any Common Units received in such an Exchange within ten (10) days of the receipt thereof or any specified shorter period as the general partner of the Issuer determines to be in the best interests of the Issuer, (ii) to use reasonable best efforts to ensure that neither such KKR Holdings Affiliated Person’s spouse nor any grantor trust which is treated as owned by such KKR Holdings Affiliated Person or his or her spouse owns any Common Units and (iii) that no other Common Units will be acquired or held by such KKR Holdings Affiliated Person during such period other than through a Qualifying Entity. Any KKR Holdings Affiliated Person who receives Common Units as a result of an Exchange under this Agreement and who holds any such Common Units on the last day of the ten (10) day or shorter period referred to above shall agree to cause all such Common Units to be transferred immediately to a Qualifying Entity. For the purposes of this Agreement, a “Qualifying Entity” means a partnership, trust or other entity (other than an entity disregarded as an entity separate from its owner for United States federal income tax purposes). For the avoidance of doubt, nothing contained herein shall prohibit any KKR Holdings Affiliated Person from owning an interest in a Qualifying Entity that owns Common Units.

Section 2.9                                      Subsequent Offerings. The Issuer may from time to time provide the opportunity for KKR Holdings to sell its Group Partnership Units to the Issuer, the Group Partnerships or any of their subsidiaries (a “Sale Transaction”); provided that no Sale Transaction shall occur unless the Issuer cancels the nearest Quarterly Exchange Date scheduled to occur in the same fiscal year of the Issuer as such Sale Transaction.  In connection with a Sale Transaction, KKR Holdings must provide notice to Issuer at least thirty (30) days prior to the cash settlement of such Sale Transaction in respect of the Group Partnership Units to be sold or within such shorter period of time as may be agreed by the parties hereto. Such notice shall be delivered during normal business hours at the principal executive offices of the Issuer.  For the avoidance of doubt, the total aggregate number of Quarterly Exchange Dates and Sale Transactions occurring during any fiscal year of the Issuer shall not exceed four (4).

ARTICLE III.
GENERAL PROVISIONS

Section 3.1                                      Amendment. The provisions of this Agreement may be amended by the affirmative vote or written consent of each of the Issuer, the Group Partnerships and KKR Holdings.

Section 3.2                                      Addresses and Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by courier service, by fax, by electronic mail (delivery receipt requested) or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be as specified in a notice given in accordance with this Section 3.2):

(a)  If to the Group Partnership I General Partner or the Group Partnership II General Partners, to:

9 West 57th Street, Suite 4200
New York, NY 10019
Attention: Chief Financial Officer
Fax: 212-750-0003
Phone: 212-750-8300

(b)  If to Group Partnership I or Group Partnership II to:

9 West 57th Street, Suite 4200
New York, NY 10019
Attention: Chief Financial Officer
Fax: 212-750-0003
Phone: 212-750-8300

(c)  If to KKR Holdings, to:

9 West 57th Street, Suite 4200
New York, NY 10019
Attention: Chief Financial Officer
Fax: 212-750-0003
Phone: 212-750-8300

(c)  If to the Issuer, to:

9 West 57th Street, Suite 4200
New York, NY 10019
Attention: Chief Financial Officer
Fax: 212-750-0003
Phone: 212-750-8300

Section 3.3                                      Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 3.4                                      Binding Effect. This Agreement shall be binding upon and inure to the benefit of all of the parties and, to the extent permitted by this Agreement, their successors, executors, administrators, heirs, legal representatives and assigns. KKR Holdings may enforce the terms of this agreement in the name of or on behalf of any KKR Holdings Affiliated Person. Other than as expressly provided herein, nothing in this Agreement will be construed to give any person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement.

Section 3.5                                      Severability.  If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions is not affected in any manner materially adverse to any party. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 3.6                                      Integration. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

Section 3.7                                      Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

Section 3.8                                      Submission to Jurisdiction; Waiver of Jury Trial.

(a)                                  Any and all disputes which cannot be settled amicably, including any ancillary claims of any party, arising out of, relating to or in connection with the validity, negotiation, execution, interpretation, performance or non-performance of this Agreement (including the validity, scope and enforceability of this arbitration provision) shall be finally settled by arbitration conducted by a single arbitrator in New York in accordance with the then-existing Rules of Arbitration of the International Chamber of Commerce. If the parties to the dispute fail to agree on the selection of an arbitrator within thirty (30) days of the receipt of the request for arbitration, the International Chamber of Commerce shall make the appointment.  Performance under this Agreement shall continue if reasonably possible during any arbitration proceedings.

(b)                                 Notwithstanding the provisions of Section 3.8(a), KKR Holdings may cause any Group Partnership to bring, on behalf of the Issuer or such Group Partnership or on behalf of any KKR Holdings Affiliated Person, an action or special proceeding in any court of competent jurisdiction for the purpose of compelling a party to arbitrate, seeking temporary or preliminary relief in aid of an arbitration hereunder, and/or enforcing an arbitration award and, for the purposes of this paragraph.

(c)                                  Notwithstanding any provision of this Agreement to the contrary, this Section 3.8 shall be construed to the maximum extent possible to comply with the laws of the State of Delaware, including the Delaware Uniform Arbitration Act (10 Del. C. § 5701 et seq.) (the “Delaware Arbitration Act”).  If, nevertheless, it shall be determined by a court of competent jurisdiction that any provision or wording of this Section 3.8, including any rules of the International Chamber of Commerce, shall be invalid or unenforceable under the Delaware Arbitration Act, or other applicable law, such invalidity shall not invalidate all of this Section 3.8.  In that case, this Section 3.8 shall be construed so as to limit any term or provision so as to make it valid or enforceable within the requirements of the Delaware Arbitration Act or other applicable law, and, in the event such term or provision cannot be so limited, this Section 3.8 shall be construed to omit such invalid or unenforceable provision.

Section 3.9                                      Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Copies of executed counterparts transmitted by telecopy or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 3.9.

Section 3.10                                Tax Treatment. To the extent this Agreement imposes obligations upon a particular Group Partnership or either Group Partnership General Partner, this Agreement shall be treated as part of the relevant Group Partnership Agreement as described in Section

761(c) of the Code and Sections 1.704-1(b)(2)(ii)(h) and 1.761-1(c) of the Treasury Regulations. The parties shall report any Exchange consummated hereunder (pursuant to which Common Units are delivered pursuant to Section 2.1(a)(i) or Section 2.1(b) hereof), in the case of Group Partnership I, as a taxable sale of Group Partnership Units by a KKR Holdings Affiliated Person to Group Partnership I General Partner and, in the case of Group Partnership II, as a contribution to the Issuer described in Section 721(a) of the Code, and no party shall take a contrary position on any income tax return, amendment thereof or communication with a taxing authority.

Section 3.11                                Applicable Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

[Signature Page Follows]

KKR & CO. L.P.

By:	KKR Management LLC, its general partner

By:
Name:
Title:

KKR MANAGEMENT HOLDINGS L.P.

By:	KKR Management Holdings Corp., its
general partner

By:
Name:
Title:

KKR FUND HOLDINGS L.P.

By:	KKR & Co. L.P., its general partner

By:
Name:
Title:

KKR HOLDINGS L.P.

By:	KKR Holdings GP Limited, its general
partner

By:
Name:
Title:

EXHIBIT A

FORM OF
NOTICE OF EXCHANGE

KKR Management Holdings L.P.

KKR Fund Holdings L.P.

KKR & Co. L.P.

9 West 57th Street, Suite 4200

New York, NY 10019

Attention: Chief Financial Officer

Fax: 212-750-0003

Reference is hereby made to the Exchange Agreement, dated as of                         , 2008 (the “Exchange Agreement”), among KKR & Co. L.P.,  KKR Management Holdings L.P., KKR Fund Holdings L.P., and KKR Holdings L.P., as amended from time to time.  Capitalized terms used but not defined herein shall have the meanings given to them in the Exchange Agreement.

KKR Holdings desires to Exchange the number of Group Partnership Units set forth below.

Number of Group Partnership Units to be Exchanged:

KKR Holdings (1) hereby represents that the Group Partnership Units set forth above are owned by KKR Holdings, (2) hereby gives notice of its desire to Exchange such Group Partnership Units for Common Units as set forth in the Exchange Agreement, (3) hereby irrevocably constitutes and appoints any officer of the Group Partnerships, either Group Partnership General Partner or the Issuer General Partner as its attorney, with full power of substitution, to Exchange said Group Partnership Units on the books of the Group Partnerships for Common Units on the books of the Issuer, with full power of substitution in the premises.

KKR Holdings covenants to cause any KKR Holdings Affiliated Person receiving Common Units as a result of an Exchange under the Exchange Agreement (i) to use reasonable best efforts to sell or otherwise dispose of any Common Units received in such an Exchange within ten (10) days of the receipt thereof or any specified shorter period as the general partner of the Issuer determines to be in the best interests of the Issuer, (ii) to use reasonable best efforts to ensure that neither such KKR Holdings Affiliated Person’s spouse nor any grantor trust which is treated as owned by such KKR Holdings Affiliated Person or his or her spouse owns any Common Units and (iii) that no other Common Units will be acquired or held by such KKR Holdings Affiliated Person during such period other than through a Qualifying Entity. Any KKR Holdings Affiliated Person who receives Common Units as a result of an Exchange under this Agreement and who holds any such Common Units on the last day of the ten (10) day or shorter period referred to above shall agree to cause all such Common Units to be transferred immediately to a Qualifying Entity. For the purposes of this Agreement, a “Qualifying Entity” means a partnership, trust or other entity (other than an entity disregarded as an entity separate from its owner for United

States federal income tax purposes). For the avoidance of doubt, nothing contained herein shall prohibit any KKR Holdings Affiliated Person from owning an interest in a Qualifying Entity that owns Common Units.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice of Exchange to be executed and delivered by the undersigned or by its duly authorized attorney.

KKR HOLDINGS L.P.

	By:	KKR Holdings GP Limited, its general
partner

By:
Name:
Title:

Dated: